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                                                                    Exhibit 99.1

The 2001 Special Meeting PROXY CARD

Louis Dreyfus Natural Gas Corp.        [Louis Dreyfus logo]
14000 Quail Springs Parkway
Suite 600
Oklahoma City, OK 73134

In their discretion, the proxies are authorized to vote on any other matters that properly come before the meeting.

This proxy when properly executed will be voted as directed by the signed shareholder. If no direction is made, this proxy will be voted "FOR" Item 1.

Please sign exactly as your name appears on the reverse side of this proxy. When shares are held by joint tenants, both shareholders should sign.

When signing in a representative capacity, please give your representative title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

This proxy is solicited on behalf of the Board of Directors.

Please mark, sign and mail in the enclosed envelope.

                                    [BACK]

 ................................................................................

The 2001 Special Meeting PROXY CARD

Louis Dreyfus Natural Gas Corp.        [Louis Dreyfus logo]
14000 Quail Springs Parkway
Suite 600
Oklahoma City, OK 73134

This proxy is solicited on behalf of the Board of Directors.
The Board of Directors recommends a vote "FOR" Item 1.

1. Approval of the Agreement and Plan of Merger dated as of September 9, 2001 as amended, by and among Dominion Resources Inc., Consolidated Natural Gas Company and Louis Dreyfus Natural Gas Corp.

    [ ] For     [ ] Against     [ ] Abstain

The undersigned appoints Kevin R. White and David B. Oshel or any one of them, with the power of substitution, proxies to vote all shares of the undersigned at the Special Meeting of Shareholders on ____________, 2001 and at any and all adjournments thereof.

__________________________, 2001
                          ------
Date

________________________________
Signature

________________________________
Signature (if held jointly)

                                    [FRONT]